MICHAEL KORS

Exhibit 99.1
Michael Kors Holdings Limited Announces First Quarter Fiscal 2017 Results
First Quarter Total Revenue Increased 0.2%
First Quarter Diluted EPS was $0.83 ($0.88 excluding one-time transaction costs)
London — August 10, 2016 — Michael Kors Holdings Limited (NYSE:KORS) (the “Company”), a global luxury lifestyle brand, today announced its financial results for the fiscal 2017 first quarter ended July 2, 2016.
For the first quarter ended July 2, 2016:

•	Total revenue increased 0.2% to $987.9 million from $986.0 million in the first quarter of fiscal 2016. On a constant currency basis, total revenue was flat versus the prior fiscal year.

•
Retail net sales increased 7.6% to $562.9 million driven primarily by 221 net new store openings since the end of the first quarter of fiscal 2016, including 145 stores associated with the Company's recent acquisitions of Greater China and South Korea and the consolidation of the Latin American operations. Comparable sales decreased 7.4%. On a constant currency basis, retail net sales grew 7.4%, and comparable sales decreased 7.6%. Wholesale net sales decreased 7.0% to $394.4 million and on a constant currency basis, wholesale net sales decreased 7.2%. Licensing revenue decreased 20.9% to $30.6 million.

•
Total revenue in the Americas decreased 5.0% to $690.8 million on a reported basis and decreased 4.8% on a constant currency basis. European revenue grew 3.3% to $224.0 million on a reported basis, and grew 2.9% on a constant currency basis. Revenue in Asia increased 74.5% to $73.1 million on a reported basis, and increased 67.7% on a constant currency basis.

•
Gross profit decreased 2.0% to $591.3 million, and as a percentage of total revenue was 59.9%. Foreign currency translation and transaction negatively impacted gross profit margin by approximately 100 basis points. This compares to gross margin of 61.2% in the first quarter of fiscal 2016.

•	Income from operations was $186.9 million, or 18.9% as a percentage of total revenue. This compares to $248.6 million, or 25.2% as a percentage of total revenue, for the first quarter of fiscal 2016.

•
Net income attributable to MKHL was $147.1 million, or $0.83 per diluted share, based on a 21.2% tax rate and 176.6 million weighted average diluted shares outstanding. Excluding $8.9 million after-tax, or $0.05 per diluted share, of one-time costs related to the acquisition of the Company's Greater China licensee, net income attributable to MKHL for the first quarter of fiscal 2017 was $156.0 million, or $0.88 per diluted share. Net income attributable to MKHL for the first quarter of fiscal 2016 was $174.4 million, or $0.87 per diluted share, based on a 29.4% tax rate and 200.1 million weighted average diluted shares outstanding.

•
At July 2, 2016, the Company operated 771 retail stores, including concessions, compared to 550 retail stores, including concessions, at the end of the same prior-year period. The Company had 110 additional retail stores, including concessions, operated through licensing partners. Including licensed locations, there were 881 Michael Kors stores worldwide at the end of the first quarter of fiscal 2017.

John D. Idol, the Company’s Chairman and Chief Executive Officer, said, “We are pleased to have once again exceeded our first quarter revenue and earnings per share expectations. We delivered another quarter of strong growth in our North American digital flagships, further expanded our presence globally, particularly in Asia, and expanded our fashion product offerings. However, this progress was muted by the continued decline in mall traffic trends as well as a decrease in tourism in certain major cities which negatively impacted our comparable sales performance during the quarter. Looking ahead, we remain focused on executing against our long-term growth strategies across both product categories and regions. For the Fall season, we are excited about the launch of several new digital flagships in Europe, the debut of our Michael Kors ACCESS line of smartwatches and trackers and our new Wonderlust fragrance, as well as the continued development of our men's business. Overall, we are on track to deliver on our revenue and earnings per share goals for the year.”

MICHAEL KORS

Share Repurchase Program
During the first quarter, the Company repurchased 8,025,749 of the Company's ordinary shares for approximately $400.0 million in open market transactions. As of July 2, 2016, the remaining availability under the Company’s share repurchase program was $600.0 million. Share repurchases may be made in open market or privately negotiated transactions, subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy, and other relevant factors. The program may be suspended or discontinued at any time.

Balance Sheet
As of July 2, 2016, the Company had $248.6 million of debt, which was recorded within short-term debt in its Consolidated Balance Sheet. This debt consisted of borrowings under the Company's revolving credit facilities. The amount available for future borrowings is approximately $749.4 million.
Outlook
For the second quarter of fiscal 2017, the Company expects total revenue to be between $1.07 billion and $1.085 billion, which includes a planned reduction in wholesale shipments, and comparable sales to decrease in the mid-single digit range. The Company expects an increase in gross margin of approximately 100 to 130 basis points, driven by favorable geographic and channel mix shift. The Company expects an increase in operating expense primarily due to continued investments in international expansion, digital flagships, and global infrastructure. Operating expense as a percentage of total revenue is expected to increase 790 to 820 basis points. Diluted earnings per share are expected to be in the range of $0.84 to $0.88 for the second quarter of fiscal 2017. This assumes 171 million weighted average diluted shares outstanding and a tax rate of approximately 21%.

For fiscal 2017, the Company expects total revenue to be flat versus the prior year and comparable sales to decrease in the mid-single digit range. Operating margin is expected to be approximately 21.5% on a non-GAAP basis, excluding the one-time acquisition related costs, and approximately 21.3% on a GAAP basis, including the one-time costs. For fiscal 2017, diluted earnings per share are expected to be in the range of $4.56 to $4.64 on a non-GAAP basis, excluding the one-time costs, and $4.51 to $4.59 on a GAAP basis, including the one-time costs. This assumes 171 million weighted average diluted shares outstanding and a tax rate of approximately 21%.
Conference Call Information
A conference call to discuss first quarter results is scheduled for today, August 10, 2016 at 8:00 a.m. ET. A replay of the call will be available today at 11:00 a.m. ET; to access the replay, dial (877) 870-5176 for domestic callers or dial (858) 384-5517 for international callers and enter access code 5048309. The conference call will also be webcast live in the investor relations section of www.michaelkors.com. The webcast will be accessible on the website for approximately 90 days after the call.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global Company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current-year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with accounting principles generally accepted in the United States (“U.S. GAAP.”)
Additionally, this earnings release includes certain non-GAAP financial measures relating to certain one-time costs associated with the acquisition of the Greater China licensee. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts

MICHAEL KORS

and views its business. The Company believes that excluding non-recurring items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Michael Kors
Michael Kors is a world-renowned, award-winning designer of luxury accessories and ready-to-wear. His namesake company, established in 1981, currently produces a range of products under Michael Kors Collection, MICHAEL Michael Kors and Michael Kors Mens, including accessories, footwear, watches, jewelry, ready-to-wear and a full line of fragrance products. Michael Kors stores are operated, either directly or through licensing partners, in some of the most prestigious cities in the world, including New York, Beverly Hills, Chicago, London, Milan, Paris, Munich, Istanbul, Dubai, Seoul, Tokyo and Hong Kong.
Forward Looking Statements
This press release contains forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. The forward-looking statements contained in this press release are based on assumptions that the Company has made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2016 (File No. 001-35368), filed on June 1, 2016 with the U.S. Securities and Exchange Commission.
CONTACTS:
ICR, Inc.
Jean Fontana
(203) 682-8200
jean.fontana@icrinc.com
Media:
ICR, Inc.
Alecia Pulman
(646) 277-1231
KorsPR@icrinc.com

MICHAEL KORS

SCHEDULE 1
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended
	July 2, 2016	June 27, 2015
Net sales	$957.3	$947.3
Licensing revenue	30.6	38.7
Total revenue	987.9	986.0
Cost of goods sold	396.6	382.4
Gross profit	591.3	603.6
Total operating expenses	404.4	355.0
Income from operations	186.9	248.6
Other (income) expense, net	(0.3)	0.8
Interest expense, net	0.3	0.1
Foreign currency losses	1.3	0.7
Income before provision for income taxes	185.6	247.0
Provision for income taxes	39.3	72.6
Net income	146.3	174.4
Less: Net loss attributable to noncontrolling interest	(0.8)	—
Net income attributable to MKHL	$147.1	$174.4
Weighted average ordinary shares outstanding:
Basic	174,158,571	196,977,021
Diluted	176,613,751	200,054,494
Net income per ordinary share:
Basic	$0.84	$0.89
Diluted	$0.83	$0.87

MICHAEL KORS

SCHEDULE 2
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	July 2, 2016	April 2, 2016	June 27, 2015
Assets
Current assets
Cash and cash equivalents	$337.1	$702.0	$808.5
Receivables, net	202.8	307.9	252.5
Inventories	606.9	546.8	606.5
Prepaid expenses and other current assets	109.3	113.1	118.1
Total current assets	1,256.1	1,669.8	1,785.6
Property and equipment, net	798.7	758.2	624.2
Intangible assets, net	464.3	67.4	68.9
Goodwill	122.2	23.2	14.0
Deferred tax assets	16.9	24.5	21.4
Other assets	32.5	23.7	31.1
Total assets	$2,690.7	$2,566.8	$2,545.2
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$167.4	$131.4	$172.1
Accrued payroll and payroll related expenses	43.1	59.7	38.7
Accrued income taxes	45.0	51.6	29.7
Short-term debt	248.6	—	—
Accrued expenses and other current liabilities	197.8	192.8	94.9
Total current liabilities	701.9	435.5	335.4
Deferred rent	120.5	106.4	94.8
Deferred tax liabilities	88.5	3.5	5.9
Long-term debt	—	2.3	—
Other long-term liabilities	22.1	19.6	19.9
Total liabilities	933.0	567.3	456.0
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 208,759,289 shares issued and 168,997,105 outstanding at July 2, 2016; 208,084,175 shares issued and 176,441,891 outstanding at April 2, 2016, and 207,184,790 shares issued and 193,372,032 outstanding at June 27, 2015	—	—	—
Treasury shares, at cost (39,762,184 shares at July 2, 2016; 31,642,284 shares at April 2, 2016; and 13,812,758 shares at June 27, 2015)	(2,054.5)	(1,650.1)	(848.8)
Additional paid-in capital	732.5	718.9	662.5
Accumulated other comprehensive loss	(78.3)	(80.9)	(67.6)
Retained earnings	3,154.9	3,007.8	2,343.1
Total shareholders’ equity of MKHL	1,754.6	1,995.7	2,089.2
Noncontrolling interest	3.1	3.8	—
Total shareholders’ equity	1,757.7	1,999.5	2,089.2
Total liabilities and shareholders’ equity	$2,690.7	$2,566.8	$2,545.2

MICHAEL KORS

SCHEDULE 3
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended
		July 2, 2016	June 27, 2015
Revenue by Segment and Region:
Retail net sales:	The Americas	$392.2	$396.7
	Europe	119.1	107.0
	Asia	51.6	19.6
Total Retail Net Sales		562.9	523.3
Wholesale net sales:	The Americas	282.1	309.1
	Europe	90.8	92.6
	Asia	21.5	22.3
Total Wholesale Net Sales		394.4	424.0
Licensing revenue:	The Americas	16.5	21.5
	Europe	14.1	17.2
Total Licensing Revenue		30.6	38.7
Total Revenue		$987.9	$986.0

Income from Operations:
Retail		$66.6	$120.9
Wholesale		105.0	106.3
Licensing		15.3	21.4
Total Income from Operations		$186.9	$248.6

Operating Margin:
Retail		11.8%	23.1%
Wholesale		26.6%	25.1%
Licensing		50.0%	55.4%
Total Operating Margin		18.9%	25.2%

		July 2, 2016
Store Count and Square Footage by Region:		Store Count	Square Footage
The Americas (U.S., Canada and Latin America)		393	1,210,264
Europe		183	480,481
Asia		195	355,397
Total		771	2,046,142

MICHAEL KORS

SCHEDULE 4
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	July 2, 2016	June 27, 2015	As Reported	Constant Currency
Retail net sales	$562.9	$523.3	7.6%	7.4%
Wholesale net sales	394.4	424.0	(7.0)%	(7.2)%
Licensing revenue	30.6	38.7	(20.9)%	(20.9)%
Total revenue	$987.9	$986.0	0.2%	—%

NON-GAAP RECONCILIATION OF REPORTED NET INCOME
TO ADJUSTED NET INCOME AND NET INCOME PER SHARE, EXCLUDING TRANSACTION COSTS
RELATED TO ACQUISTION OF THE GREATER CHINA BUSINESS
(In millions, except share and per share data)
(Unaudited)

Three Months Ended
July 2, 2016
Net income attributable to MKHL, as reported	$147.1
Transaction costs related to acquisition of Greater China, net of taxes of $2.4 million	8.9
Net income, as adjusted	$156.0

Weighted average diluted ordinary shares outstanding	176,613,751

Diluted net income per ordinary share attributable to MKHL, as reported	$0.83
Impact of transaction costs, per share	$0.05
Adjusted diluted net income per ordinary share attributable to MKHL	$0.88